As filed with the Securities and Exchange Commission on June 19, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	13-3460176
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Faraday Avenue, Suite 100

Carlsbad, California 92008

(Address of Principal Executive Offices) (Zip Code)

Dot Hill Systems Corp. 2009 Equity Incentive Plan

Dot Hill Systems Corp. Amended and Restated 2000 Employee Stock Purchase Plan

(Full title of the plans)

Dana W. Kammersgard

President and Chief Executive Officer

Dot Hill Systems Corp.

2200 Faraday Avenue, Suite 100

Carlsbad, California 92008

Tel: (760) 931-5500

(Name, and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

Fax: (858) 550-6420

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share (3)	12,520,535 shares (4)	$0.86	$10,767,660.10	$600.84
Common Stock, par value $0.001 per share (3)	4,000,000 shares (5)	$0.86	$3,440,000.00	$191.96

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also registers such additional shares of the registrant’s Common Stock (the “Common Stock”) as may become issuable as a result of any stock split, stock dividend, recapitalization or similar transaction.
(2)	This estimate is made pursuant to Rule 457(e) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on June 16, 2009, as reported on the Nasdaq Global Market.
(3)	Includes associated rights to purchase shares of the registrant’s Series A Junior Participating Preferred Stock.
(4)	Represents (i) 908,318 shares of Common Stock that remained available for future grant (the “Available Reserve”) under the registrant’s Amended and Restated 2000 Equity Incentive Plan (the “2000 EIP”) as of June 15, 2009, the date of adoption of the registrant’s 2009 Equity Incentive Plan (the “2009 EIP”) by the registrant’s stockholders, (ii) 7,112,217 shares of Common Stock reserved for issuance upon the exercise of outstanding options (the “Outstanding Awards”) granted under the 2000 EIP and the registrant’s 1995 Incentive Program (together with the 2000 EIP, the “Prior Plans”) as of June 15, 2009 and (iii) 4,500,000 shares of Common Stock reserved for future grant under the 2009 EIP. The Prior Plans have been terminated, no further stock awards will be made under the Prior Plans and the Available Reserve, plus any shares underlying the Outstanding Awards that expire or are forfeited, have been allocated to the 2009 EIP.
(5)	Represents additional shares of Common Stock issuable pursuant to the registrant’s 2000 Amended and Restated Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Dot Hill Systems Corp. (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

•

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on March 10, 2009, including information incorporated by reference therein from the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2009 Annual Meeting of Stockholders, which was filed on April 30, 2009;

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, which was filed with the SEC on May 11, 2009;

•	The Company’s Current Reports on Form 8-K filed with the SEC on March 2, 2009, March 20, 2009, May 1, 2009, June 10, 2009 and June 19, 2009;

•

The description of the Company’s capital stock contained in the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2002, including any amendments or reports filed for the purpose of updating such description; and

•

The description of the Company’s capital stock contained in the Company’s registration statement on Form 8-A (File No. 001-13317) filed with the SEC on August 29, 1997, as amended by Amendment No. 1 filed with the SEC on September 4, 1997, Amendment No. 2 filed with the SEC on December 11, 2002 and Amendment No. 3 filed with the SEC on May 19, 2003, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

  Not applicable.

Item 5.	Interests of Named Experts and Counsel.

  Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

The Company’s certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of the Company’s directors and officers for monetary damages. The Company’s bylaws require the Company to indemnify the Company’s directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, and permit the Company to indemnify its other officers. A summary of the circumstances in which such indemnification is provided for is contained herein, but that summary is qualified in its entirety by reference to Article XI of the Company’s bylaws, incorporated by reference in this registration statement.

Under its bylaws, the Company must generally advance all expenses incurred by the Company’s directors and executive officers who are party or threatened to be made party to any action by reason of the fact that each such director or executive officer is or was a director or executive officer of the Company. Each advancement shall only be made if such director or executive officer undertakes to repay any such advancement if it is ultimately determined that such person is not entitled to be indemnified under the Company’s bylaws or otherwise. The Company’s bylaws further provide that the Company may purchase indemnification insurance on a person required or permitted to be indemnified under the Company’s bylaws.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The Company has entered, and intends to continue to enter, into indemnification agreements with the Company’s directors and executive officers, in addition to the indemnification provided for in the Company’s bylaws. These agreements, among other things, require the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers, or any of the Company’s subsidiaries or any other company or enterprise to which the person provides services at the Company’s request.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemptions From Registration Claimed.

  Not applicable.

Item 8.	Exhibits.

Exhibit Number
4.1	Certificate of Incorporation of Dot Hill Systems Corp. (1)

4.2	Amended and Restated Bylaws of Dot Hill Systems Corp. (2)

4.3	Form of Common Stock Certificate. (3)

4.4	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 19, 2003. (4)

4.5	Form of Rights Certificate. (4)

4.6	Rights Agreement dated May 19, 2003, by and between Dot Hill Systems Corp. and American Stock Transfer & Trust Company. (4)

Exhibit Number
5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages hereto.

99.1	Dot Hill Systems Corp. 2009 Equity Incentive Plan. (5)

99.2	Dot Hill Systems Corp. Amended and Restated 2000 Employee Stock Purchase Plan. (5)

(1)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 19, 2001 and incorporated herein by reference.
(2)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 26, 2007 and incorporated herein by reference.
(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 14, 2003 and incorporated herein by reference.
(4)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2003 and incorporated herein by reference.
(5)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2009 and incorporated herein by reference.

Item 9.	Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 19th day of June, 2009.

DOT HILL SYSTEMS CORP.

By:	/s/ Dana W. Kammersgard
Dana W. Kammersgard
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DANA W. KAMMERSGARD and HANIF I. JAMAL, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dana W. Kammersgard DANA W. KAMMERSGARD	Chief Executive Officer, President and Director (Principal Executive Officer)	June 19, 2009

/s/ Hanif I. Jamal HANIF I. JAMAL	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 19, 2009

/s/ Charles F. Christ CHARLES F. CHRIST	Chairman of the Board of Directors	June 19, 2009

/s/ Kimberly E. Alexy KIMBERLY E. ALEXY	Director	June 19, 2009

/s/ Joseph D. Markee JOSEPH D. MARKEE	Director	June 19, 2009

/s/ Tom Marmen TOM MARMEN	Director	June 19, 2009

RICHARD MEJIA, JR.	Director	June 19, 2009

/s/ Roderick M. Sherwood III RODERICK M. SHERWOOD III	Director	June 19, 2009

EXHIBIT INDEX

Exhibit Number
4.1	Certificate of Incorporation of Dot Hill Systems Corp. (1)

4.2	Amended and Restated Bylaws of Dot Hill Systems Corp. (2)

4.3	Form of Common Stock Certificate. (3)

4.4	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 19, 2003. (4)

4.5	Form of Rights Certificate. (4)

4.6	Rights Agreement dated May 19, 2003, by and between Dot Hill Systems Corp. and American Stock Transfer & Trust Company. (4)

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages hereto.

99.1	Dot Hill Systems Corp. 2009 Equity Incentive Plan. (5)

99.2	Dot Hill Systems Corp. Amended and Restated 2000 Employee Stock Purchase Plan. (5)

(1)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 19, 2001 and incorporated herein by reference.
(2)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 26, 2007 and incorporated herein by reference.
(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 14, 2003 and incorporated herein by reference.
(4)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2003 and incorporated herein by reference.
(5)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2009 and incorporated herein by reference.